NEWS RELEASE

For Immediate Release
April 25, 2023

For Further Information Contact:
David L. Bumgarner, Executive Vice President and Chief Financial Officer
(304) 769-1169

City Holding Company Announces Quarterly Results

Charleston, West Virginia – City Holding Company (“Company” or “City”) (NASDAQ:CHCO), a $6.2 billion bank holding company headquartered in Charleston, West Virginia, today announced quarterly net income of $24.3 million and diluted earnings of $1.63 per share for the quarter ended March 31, 2023. During the first quarter of 2023, the Company completed its acquisition of Citizens Commerce Bancshares, Inc. (“Citizens”) and its principal banking subsidiary, Citizens Commerce Bank of Versailles, Kentucky, on March 10, 2023. The results for the quarter ended March 31, 2023, include $2.0 million of credit loss expense associated with loans acquired from Citizens in its total provision for credit losses and $5.6 million of acquisition and integration expenses related to the acquisition. These expenses reduced diluted earnings per share on an after-tax-basis by $0.40.

Net Interest Income

The Company’s net interest income increased approximately $1.4 million, or 2.7%, from $52.0 million during the fourth quarter of 2022 to $53.5 million during the first quarter of 2023. The Company’s tax equivalent net interest income increased $1.4 million, or 2.6%, from $52.4 million for the fourth quarter of 2022 to $53.8 million for the first quarter of 2023. The acquisition of Citizens added $0.5 million of net interest income during the quarter ended March 31, 2023. Due to recent increases in the Federal Funds rate, net interest income increased by $3.0 million due to an increase in loan yields (net of loan fees and accretion) of 43 basis points and by $0.5 million due to an increase in investment yields of 21 basis points. In addition, loan fees increased $0.6 million and an increase of 99 basis points in the yield on deposits in depository institutions increased net interest income by $0.4 million from the quarter ended December 31, 2022. These increases were partially offset by an increase in the cost of interest bearing liabilities (38 basis points) which decreased net interest income by $3.5 million. The Company’s reported net interest margin increased from 3.89% for the fourth quarter of 2022 to 4.05% for the first quarter of 2023.

Credit Quality

The Company’s ratio of nonperforming assets to total loans and other real estate owned remained stable at 0.17%, or $6.3 million, at December 31, 2022 and 0.17%, or $6.5 million, at March 31, 2023. Total past due loans decreased from $9.2 million, or 0.25% of total loans outstanding, at December 31, 2022, to $5.9 million, or 0.15% of total loans outstanding at March 31, 2023.

As a result of the Company’s quarterly analysis of the adequacy of the allowance for credit losses, the Company recorded a provision for credit losses of $2.9 million in the first quarter of 2023, compared to a recovery of credit losses of $0.8 million for the comparable period in 2022, and a provision for credit losses of $0.5 million for the fourth quarter of 2022. In connection with the completion of our acquisition of Citizens during the quarter ended March 31, 2023, the Company recorded $2.0 million of credit loss expense associated with loans acquired from Citizens in its total provision for credit losses. In addition, the provision for credit losses included $0.9 million that was primarily related to the downgrade of two commercial loans.

Non-interest Income

Non-interest income was $18.7 million during the quarter ended March 31, 2023, as compared to $17.5 million during the quarter ended March 31, 2022. During the first quarter of 2023, the Company reported $0.8 million of realized gains from the sale of investment securities and $0.4 million of unrealized fair value gains on the Company’s equity securities compared to $0.7 million of unrealized fair value losses on the Company’s equity securities during the first quarter of 2022. The gain from the sale of securities in the first quarter of 2023 was primarily due to the sale of Citizens investment portfolio of approximately $41 million shortly after the acquisition date. These securities were marked to market in accordance with purchase accounting rules and due to a change in market conditions and an opportunity to increase the yield on the portfolio, the Company elected to liquidate those securities. The proceeds also enabled the Company an opportunity to enhance its liquidity position.

Exclusive of these items, non-interest income decreased $0.6 million, or 3.4%, from $18.2 million for the first quarter of 2022 to $17.5 million for the first quarter of 2023. This decrease was largely attributable to a decrease of $1.2 million in bank owned life insurance due to a decrease in death benefit proceeds and a decrease of $0.2 million, or 2.4%, in service charges. These decreases were partially offset by an increase in other income of $0.5 million. Citizens’ contribution to noninterest income for the quarter ended March 31, 2023, was less than $0.1 million.

Non-interest Expenses

Non-interest expenses increased $9.1 million, or 30.8%, from $29.5 million in the first quarter of 2022 to $38.6 million in the first quarter of 2023. During the quarter ended March 31, 2023, the Company recognized $5.6 million of acquisition and integration expenses associated with the completed acquisition of Citizens. Excluding these expenses, non-interest expenses increased $3.5 million from $29.5 million in the quarter ended March 31, 2022 to $33.0 million in the quarter ended March 31, 2023. This increase was largely due to an increase in salaries and employee benefits of $2.1 million due to higher salary adjustments, increased incentive compensation, and increased health insurance cost. In addition, other expenses increased $1.3 million and equipment and software-related expenses increased $0.3 million. The acquisition of Citizens increased noninterest expenses by approximately $0.2 million during the quarter ended March 31, 2023.

Balance Sheet Trends

Loans increased $248.4 million (6.8%) from December 31, 2022 to $3.89 billion at March 31, 2023, primarily due to the Company’s acquisition of Citizens ($254.7 million). Excluding the acquisition, total loans decreased $6.3 million (0.2%), from December 31, 2022 to $3.64 billion at March 31, 2023. Commercial real estate loans decreased $27.6 million during the quarter ended March 31, 2023. This decrease was partially offset by increases in consumer loans of $15.1 million (31.0%), home equity loans of $3.3 million (2.4%), and commercial and industrial loans of $2.3 million (0.6%).

Period-end deposit balances increased $266.9 million from December 31, 2022, to March 31, 2023, due to the Company’s acquisition of Citizens ($298.7 million). Total average depository balances increased $27.1 million, or 0.6%, from the quarter ended December 31, 2022 to the quarter ended March 31, 2023. This growth was primarily attributable to deposits acquired from Citizens ($73.0 million). Exclusive of these contributions, average depository balances declined $45.9 million, or 0.9%, from the quarter ended December 31, 2022. Average savings deposit balances decreased $53.2 million, average time deposit balances decreased $30.7 million, and average noninterest-bearing demand deposit balances decreased $21.5 million. These decreases were partially offset by an increase in average interest-bearing demand deposit balances of $59.5 million.

Income Tax Expense

The Company’s effective income tax rate for the first quarter of 2023 was 20.5% compared to 19.8% for the year ended December 31, 2022, and 19.7%, for the quarter ended March 31, 2022.

Capitalization and Liquidity

The Company’s loan to deposit ratio was 75.8% and the loan to asset ratio was 62.7% at March 31, 2023. The Company maintained investment securities totaling 23.8% of assets as of the same date. The Company’s deposit mix is weighted heavily toward checking and saving accounts, which fund 67.2% of assets at March 31, 2023. Time deposits fund 15.5% of assets at March 31, 2023, with only 10.9% of time deposits having balances of more than $250,000, reflecting the core retail orientation of the Company.

City Holding Company is the parent company of City National Bank of West Virginia (“City National”). City National has borrowing facilities with the Federal Reserve Board and the Federal Home Loan Bank that can be accessed as necessary to fund operations and to provide contingency funding. As of March 31, 2023, City National had the capacity to borrow an additional $1.6 billion from these existing borrowing facilities. In addition, $803.2 million of City National’s investment securities were unpledged at March 31, 2023.

The Company continues to be strongly capitalized with tangible equity of $487 million at March 31, 2023. The Company’s tangible equity ratio increased slightly from 8.0% at December 31, 2022 to 8.1% at March 31, 2023. At March 31, 2023, City National’s Leverage Ratio was 9.18%, its Common Equity Tier I ratio was 14.08%, its Tier I Capital ratio was 14.08%, and its Total Risk-Based Capital ratio was 14.63%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On March 29, 2023, the Board of Directors of the Company approved a quarterly cash dividend of $0.65 per share payable April 28, 2023, to shareholders of record as of April 14, 2023. During the quarter ended March 31, 2023, the Company repurchased 218,000 common shares at a weighted average price of $92.10 per share as part of a one million share repurchase plan authorized by the Board of Directors in May 2022. As of March 31, 2023, the Company could repurchase 599,000 additional shares under the current program. In connection with the acquisition of Citizens, the Company issued 667,000 shares of common stock on March 10, 2023.

City National operates 99 branches across West Virginia, Kentucky, Virginia, and Ohio.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements express only management’s beliefs regarding future results or events and are subject to inherent uncertainty, risks, and changes in circumstances, many of which are outside of management’s control. Uncertainty, risks, changes in circumstances and other factors could cause the Company’s actual results to differ materially from those projected in the forward-looking statements. Factors that could cause actual results to differ from those discussed in such forward-looking statements include, but are not limited to those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 under “ITEM 1A Risk Factors” and the following: (1) general economic conditions, especially in the communities and markets in which we conduct our business; (2) ongoing uncertainties on the Company’s business, results of operations and financial condition caused by the scope of the recovery of the COVID-19 pandemic; (3) credit risk, including risk that negative credit quality trends may lead to a deterioration of asset quality, risk that our allowance for credit losses may not be sufficient to absorb actual losses in our loan portfolio, and risk from concentrations in our loan portfolio; (4) changes in the real estate market, including the value of collateral securing portions of our loan portfolio; (5) changes in the interest rate environment; (6) operational risk, including cybersecurity risk and risk of fraud, data processing system failures, and network breaches; (7) changes in technology and increased competition, including competition from non-bank financial institutions; (8) changes in consumer preferences, spending and borrowing habits, demand for our products and services, and customers’ performance and creditworthiness; (9) difficulty growing loan and deposit balances; (10) our ability to effectively execute our business plan, including with respect to future acquisitions; (11) changes in regulations, laws, taxes, government policies, monetary policies and accounting policies affecting bank holding companies and their subsidiaries; (12) deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions; (13) regulatory enforcement actions and adverse legal actions; (14) difficulty attracting and retaining key employees; and (15) other economic, competitive, technological, operational, governmental, regulatory, and market factors affecting our operations. Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made. Further, the Company is required to evaluate subsequent events through the filing of its March 31, 2023 Form 10-Q. The Company will continue to evaluate the impact of any subsequent events on the preliminary March 31, 2023 results and will adjust the amounts if necessary.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022

Earnings
Net Interest Income (FTE)	$53,767	$52,381	$49,108	$41,611	$38,239
Net Income available to common shareholders	24,341	30,672	27,374	22,683	21,342

Per Share Data
Earnings per share available to common shareholders:
Basic	$1.63	$2.06	$1.84	$1.51	$1.41
Diluted	1.63	2.05	1.83	1.51	1.41
Weighted average number of shares (in thousands):
Basic	14,818	14,756	14,776	14,888	14,974
Diluted	14,844	14,785	14,800	14,909	15,002
Period-end number of shares (in thousands)	15,260	14,788	14,856	14,864	15,045
Cash dividends declared	$0.65	$0.65	$0.65	$0.60	$0.60
Book value per share (period-end)	42.66	39.08	36.91	39.83	42.03
Tangible book value per share (period-end)	31.91	31.25	29.09	31.99	34.27
Market data:
High closing price	$100.27	$101.94	$90.24	$83.07	$85.99
Low closing price	89.17	89.32	78.40	73.88	76.82
Period-end closing price	90.88	93.09	88.69	79.88	78.70
Average daily volume (in thousands)	84	75	58	87	59
Treasury share activity:
Treasury shares repurchased (in thousands)	218	69	9	208	38
Average treasury share repurchase price	$92.10	$93.12	$80.24	$78.33	$78.09

Key Ratios (percent)
Return on average assets	1.63%	2.08%	1.83%	1.51%	1.42%
Return on average tangible equity	19.9%	27.3%	21.8%	18.1%	15.3%
Yield on interest earning assets	4.66%	4.23%	3.72%	3.15%	2.94%
Cost of interest bearing liabilities	0.86%	0.48%	0.21%	0.15%	0.17%
Net Interest Margin	4.05%	3.89%	3.57%	3.04%	2.82%
Non-interest income as a percent of total revenue	24.7%	26.5%	27.2%	30.9%	32.4%
Efficiency Ratio	45.7%	45.3%	46.3%	50.5%	51.7%
Price/Earnings Ratio (a)	13.95	11.30	12.08	13.23	13.93

Capital (period-end)
Average Shareholders' Equity to Average Assets	10.31%	9.57%	10.32%	10.26%	11.25%
Tangible equity to tangible assets	8.05%	8.02%	7.41%	7.76%	8.75%
Consolidated City Holding Company risk based capital ratios (b):
CET I	15.64%	16.23%	15.82%	15.85%	16.18%
Tier I	15.64%	16.23%	15.82%	15.85%	16.18%
Total	16.18%	16.62%	16.22%	16.26%	16.60%
Leverage	10.20%	10.01%	9.74%	9.42%	9.58%
City National Bank risk based capital ratios (b):
CET I	14.08%	13.88%	14.68%	14.80%	14.82%
Tier I	14.08%	13.88%	14.68%	14.80%	14.82%
Total	14.63%	14.28%	15.07%	15.21%	15.24%
Leverage	9.18%	8.55%	9.05%	8.81%	8.80%

Other (period-end)
Branches	99	94	94	94	94
FTE	958	909	903	915	897

Assets per FTE (in thousands)	$6,483	$6,467	$6,588	$6,825	$6,703
Deposits per FTE (in thousands)	5,362	5,357	5,492	5,621	5,574

(a) The price/earnings ratio is computed based on annualized quarterly earnings.
(b) March 31, 2023 risk-based capital ratios are estimated.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
Interest Income
Interest and fees on loans	$47,004	$42,963	$38,493	$33,208	$31,874
Interest on investment securities:
Taxable	11,773	11,119	9,556	7,547	6,223
Tax-exempt	1,162	1,262	1,228	1,205	1,216
Interest on deposits in depository institutions	1,591	1,244	1,530	782	238
Total Interest Income	61,530	56,588	50,807	42,742	39,551

Interest Expense
Interest on deposits	5,690	3,010	1,585	1,328	1,521
Interest on short-term borrowings	2,381	1,533	440	124	114
Total Interest Expense	8,071	4,543	2,025	1,452	1,635
Net Interest Income	53,459	52,045	48,782	41,290	37,916
Provision for (Recovery of) credit losses	2,918	500	730	—	(756)
Net Interest Income After Provision for (Recovery of) Credit Losses	50,541	51,545	48,052	41,290	38,672

Non-Interest Income
Net gains on sale of investment securities	773	4	—	—	—
Unrealized gains (losses) recognized on equity securities still held	361	(262)	1	(601)	(723)
Service charges	6,563	7,056	7,487	7,067	6,725
Bankcard revenue	6,603	6,791	7,052	7,062	6,444
Trust and investment management fee income	2,252	2,343	2,158	2,100	2,197
Bank owned life insurance	804	1,813	754	978	2,014
Other income	1,326	791	792	1,243	791
Total Non-Interest Income	18,682	18,536	18,244	17,849	17,448

Non-Interest Expense
Salaries and employee benefits	17,673	17,148	17,398	16,413	15,577
Occupancy related expense	2,640	2,725	2,664	2,620	2,709
Equipment and software related expense	3,092	3,341	2,949	2,732	2,769
FDIC insurance expense	445	413	416	409	435
Advertising	760	802	854	951	798
Bankcard expenses	1,509	1,356	1,405	1,665	1,606
Postage, delivery, and statement mailings	647	597	578	551	636

Office supplies	420	441	466	427	410
Legal and professional fees	470	610	532	525	527
Telecommunications	606	627	651	754	584
Repossessed asset losses (gains), net of expenses	16	54	(3)	(32)	40
Merger related expenses	5,645	268	—	—	—
Other expenses	4,700	4,203	3,591	3,674	3,436
Total Non-Interest Expense	38,623	32,585	31,501	30,689	29,527
Income Before Income Taxes	30,600	37,496	34,795	28,450	26,593
Income tax expense	6,259	6,824	7,421	5,767	5,251
Net Income Available to Common Shareholders	$24,341	$30,672	$27,374	$22,683	$21,342

Distributed earnings allocated to common shareholders	$9,833	$9,521	$9,564	$8,837	$8,943
Undistributed earnings allocated to common shareholders	14,294	20,857	17,555	13,643	12,199
Net earnings allocated to common shareholders	$24,127	$30,378	$27,119	$22,480	$21,142

Average common shares outstanding	14,818	14,756	14,776	14,888	14,974
Shares for diluted earnings per share	14,844	14,785	14,800	14,909	15,002

Basic earnings per common share	1.63	2.06	1.84	1.51	1.41
Diluted earnings per common share	1.63	2.05	1.83	1.51	1.41

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)

	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
Assets
Cash and due from banks	$69,804	$68,333	$65,051	$90,449	$100,877
Interest-bearing deposits in depository institutions	233,006	131,667	233,302	606,530	497,171
Cash and cash equivalents	302,810	200,000	298,353	696,979	598,048

Investment securities available-for-sale, at fair value	1,456,259	1,505,520	1,489,392	1,497,227	1,409,513
Other securities	24,728	23,807	24,372	24,383	24,785
Total investment securities	1,480,987	1,529,327	1,513,764	1,521,610	1,434,298

Gross loans	3,894,686	3,646,258	3,628,752	3,566,758	3,559,905
Allowance for credit losses	(22,724)	(17,108)	(17,011)	(17,015)	(17,280)
Net loans	3,871,962	3,629,150	3,611,741	3,549,743	3,542,625

Bank owned life insurance	124,238	120,674	121,283	120,528	120,522
Premises and equipment, net	73,430	70,786	71,686	72,388	73,067
Accrued interest receivable	18,395	18,287	17,256	16,342	16,101
Net deferred tax assets	42,146	44,884	49,888	30,802	18,001
Intangible assets	164,099	115,735	116,081	116,428	116,774
Other assets	132,715	149,263	147,716	118,375	92,331
Total Assets	$6,210,782	$5,878,106	$5,947,768	$6,243,195	$6,011,767

Liabilities
Deposits:
Noninterest-bearing	$1,420,990	$1,351,415	$1,429,281	$1,531,660	$1,357,266
Interest-bearing:
Demand deposits	1,356,017	1,233,482	1,160,970	1,189,056	1,191,492
Savings deposits	1,397,523	1,396,869	1,427,785	1,435,645	1,425,528
Time deposits	962,235	888,100	939,769	985,567	1,024,559
Total deposits	5,136,765	4,869,866	4,957,805	5,141,928	4,998,845
Short-term borrowings
Customer repurchase agreements	293,256	290,964	304,807	402,368	288,483
Other liabilities	129,711	139,424	136,868	106,906	92,009
Total Liabilities	5,559,732	5,300,254	5,399,480	5,651,202	5,379,337

Stockholders' Equity
Preferred stock	—	—	—	—	—
Common stock	47,619	47,619	47,619	47,619	47,619
Capital surplus	177,529	170,980	170,138	169,557	170,206
Retained earnings	721,727	706,696	685,657	667,933	654,138
Cost of common stock in treasury	(179,436)	(215,955)	(209,644)	(209,133)	(194,819)

Accumulated other comprehensive (loss) income:
Unrealized (loss) gain on securities available-for-sale	(112,967)	(128,066)	(141,997)	(80,498)	(41,229)
Underfunded pension liability	(3,422)	(3,422)	(3,485)	(3,485)	(3,485)
Total Accumulated Other Comprehensive (Loss) Income	(116,389)	(131,488)	(145,482)	(83,983)	(44,714)
Total Stockholders' Equity	651,050	577,852	548,288	591,993	632,430
Total Liabilities and Stockholders' Equity	$6,210,782	$5,878,106	$5,947,768	$6,243,195	$6,011,767

Regulatory Capital
Total CET 1 capital	$606,675	$598,068	$582,213	$564,158	$565,048
Total tier 1 capital	606,675	598,068	582,213	564,158	565,048
Total risk-based capital	627,718	612,654	596,708	578,657	579,807
Total risk-weighted assets	3,878,994	3,685,207	3,679,511	3,558,249	3,492,920

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022

Commercial and industrial	$390,861	$373,890	$375,735	$360,481	$337,384

1-4 Family	119,017	116,192	109,710	108,765	108,424
Hotels	327,554	340,404	355,001	337,910	314,902
Multi-family	195,042	174,786	186,440	203,856	209,359
Non Residential Non-Owner Occupied	679,782	585,964	569,369	551,240	637,092
Non Residential Owner Occupied	223,096	174,961	177,673	180,188	200,180
Commercial real estate (1)	1,544,491	1,392,307	1,398,193	1,381,959	1,469,957

Residential real estate (2)	1,737,604	1,693,523	1,678,770	1,651,005	1,588,860
Home equity	151,341	134,317	130,837	125,742	121,460
Consumer	66,994	48,806	41,902	44,580	39,778
DDA Overdrafts	3,395	3,415	3,315	2,991	2,466
Gross Loans	$3,894,686	$3,646,258	$3,628,752	$3,566,758	$3,559,905

Construction loans included in:
(1) - Commercial real estate loans	$4,715	$4,130	$4,125	$6,767	$14,877
(2) - Residential real estate loans	25,224	21,122	19,333	18,751	16,253

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information
(Unaudited) ($ in 000s)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
Allowance for Credit Losses
Balance at beginning of period	$17,108	$17,011	$17,015	$17,280	$18,166

Charge-offs:
Commercial and industrial	—	(120)	(408)	—	(34)
Commercial real estate	(3)	(31)	—	(24)	—
Residential real estate	(32)	(66)	(93)	(56)	(50)
Home equity	(67)	(189)	(71)	(19)	—
Consumer	(62)	(15)	(16)	(9)	(23)
DDA overdrafts	(450)	(670)	(719)	(604)	(631)
Total charge-offs	(614)	(1,091)	(1,307)	(712)	(738)

Recoveries:
Commercial and industrial	83	94	149	32	59
Commercial real estate	158	120	9	25	53
Residential real estate	10	49	1	4	45
Home equity	4	34	2	3	17
Consumer	23	31	29	19	28
DDA overdrafts	398	360	383	364	406
Total recoveries	676	688	573	447	608

Net recoveries (charge-offs)	62	(403)	(734)	(265)	(130)
Provision for (recovery of) credit losses	2,918	500	730	—	(756)
PCD Loan Reserves	2,811	—	—	—	—
Adoption of ASU 2022-02	(175)	—	—	—	—
Balance at end of period	$22,724	$17,108	$17,011	$17,015	$17,280

Loans outstanding	$3,894,686	$3,646,258	$3,628,752	$3,566,758	$3,559,905
Allowance as a percent of loans outstanding	0.58%	0.47%	0.47%	0.48%	0.49%
Allowance as a percent of non-performing loans	400.1%	317.3%	320.5%	292.6%	331.3%

Average loans outstanding	$3,700,194	$3,648,996	$3,596,523	$3,559,713	$3,527,393
Net charge-offs (annualized) as a percent of average loans outstanding	(0.01)%	0.04%	0.08%	0.03%	0.01%

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information, Continued
(Unaudited) ($ in 000s)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
Nonaccrual Loans
Residential real estate	$2,700	$1,969	$2,089	$1,561	$1,786
Home equity	35	55	140	54	99
Commercial and industrial	994	1,015	785	1,360	1,069
Commercial real estate	1,931	2,166	2,293	2,783	2,241
Consumer	19	—	—	—	—
Total nonaccrual loans	5,679	5,205	5,307	5,758	5,195
Accruing loans past due 90 days or more	—	187	—	58	21
Total non-performing loans	5,679	5,392	5,307	5,816	5,216
Other real estate owned	843	909	1,071	946	1,099
Total non-performing assets	$6,522	$6,301	$6,378	$6,762	$6,315

Non-performing assets as a percent of loans and other real estate owned	0.17%	0.17%	0.18%	0.19%	0.18%

Past Due Loans
Residential real estate	$4,783	$7,091	$3,452	$5,298	$4,976
Home equity	551	650	521	282	505
Commercial and industrial	98	234	221	130	56
Commercial real estate	148	710	221	46	744
Consumer	3	100	27	49	32
DDA overdrafts	276	391	561	430	392
Total past due loans	$5,859	$9,176	$5,003	$6,235	$6,705

Total past due loans as a percent of loans outstanding	0.15%	0.25%	0.14%	0.17%	0.19%

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended
	March 31, 2023			December 31, 2022			March 31, 2022
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,840,828	$20,007	4.41%	$1,824,327	$18,973	4.11%	$1,667,683	$15,735	3.83%
Commercial, financial, and agriculture (2)	1,795,309	26,248	5.93%	1,773,937	23,346	5.22%	1,815,549	15,532	3.47%
Installment loans to individuals (2), (3)	64,057	749	4.74%	50,732	646	5.05%	44,161	607	5.57%
Total loans	3,700,194	47,004	5.15%	3,648,996	42,965	4.67%	3,527,393	31,874	3.66%
Securities:
Taxable	1,322,060	11,773	3.61%	1,315,453	11,118	3.35%	1,207,333	6,223	2.09%
Tax-exempt (4)	204,957	1,471	2.91%	211,326	1,597	3.00%	232,474	1,539	2.68%
Total securities	1,527,017	13,244	3.52%	1,526,779	12,715	3.30%	1,439,807	7,762	2.19%
Deposits in depository institutions	160,115	1,590	4.03%	162,732	1,245	3.04%	540,197	238	0.18%
Total interest-earning assets	5,387,326	61,838	4.66%	5,338,507	56,925	4.23%	5,507,397	39,874	2.94%
Cash and due from banks	67,891			69,223			101,806
Premises and equipment, net	71,422			71,482			73,827
Goodwill and intangible assets	124,546			115,952			116,994
Other assets	327,442			332,855			217,662
Less: Allowance for credit losses	(18,143)			(17,332)			(18,454)
Total assets	$5,960,484			$5,910,687			$5,999,232

Liabilities:
Interest-bearing demand deposits	$1,234,981	$1,741	0.57%	$1,150,327	$684	0.24%	$1,142,278	$130	0.05%
Savings deposits	1,376,317	1,348	0.40%	1,412,246	829	0.23%	1,384,460	175	0.05%
Time deposits (2)	902,583	2,601	1.17%	916,845	1,497	0.65%	1,048,185	1,216	0.47%
Customer repurchase agreements	281,861	2,381	3.43%	303,599	1,534	2.00%	276,360	114	0.17%
Total interest-bearing liabilities	3,795,742	8,071	0.86%	3,783,017	4,544	0.48%	3,851,283	1,635	0.17%
Noninterest-bearing demand deposits	1,420,676			1,428,013			1,398,663
Other liabilities	129,411			134,075			74,084
Stockholders' equity	614,655			565,582			675,202
Total liabilities and
stockholders' equity	$5,960,484			$5,910,687			$5,999,232
Net interest income		$53,767			$52,381			$38,239
Net yield on earning assets			4.05%			3.89%			2.82%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of net loan fees have been included in interest income:

Loan fees, net (includes PPP fees)		$518			$(41)			$298

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:
Residential real estate	$76	$67	$90
Commercial, financial, and agriculture	177	135	286
Installment loans to individuals	4	4	19
Time deposits	9	21	21
	$266	$227	$416

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
Net Interest Income/Margin
Net interest income ("GAAP")	$53,459	$52,045	$48,782	$41,290	$37,916
Taxable equivalent adjustment	308	336	326	321	323
Net interest income, fully taxable equivalent	$53,767	$52,381	$49,108	$41,611	$38,239

Average interest earning assets	$5,387,326	$5,338,507	$5,460,409	$5,485,604	$5,507,397

Net Interest Margin	4.05%	3.89%	3.57%	3.04%	2.82%
Accretion related to fair value adjustments	(0.02)%	(0.02)%	(0.01)%	(0.02)%	(0.03)%
Net Interest Margin (excluding accretion)	4.03%	3.87%	3.56%	3.02%	2.79%

Tangible Equity Ratio (period end)
Equity to assets ("GAAP")	10.48%	9.83%	9.22%	9.48%	10.52%
Effect of goodwill and other intangibles, net	(2.43)%	(1.81)%	(1.81)%	(1.72)%	(1.77)%
Tangible common equity to tangible assets	8.05%	8.02%	7.41%	7.76%	8.75%

Return on average tangible equity ("GAAP")	19.9%	27.3%	21.8%	18.1%	15.3%
Impact of merger related expenses	3.6%	—%	—%	—%	—%
Impact of merger related provision	1.3%	—%	—%	—%	—%
Return on tangible equity, excluding merger related expenses and provision	24.8%	27.3%	21.8%	18.1%	15.3%

Return on assets ("GAAP")	1.63%	2.08%	1.83%	1.51%	1.42%
Impact of merger related expenses	0.31%	—%	—%	—%	—%
Impact of merger related provision	0.10%	—%	—%	—%	—%
Return on assets, excluding merger related expenses and provision	2.04%	2.08%	1.83%	1.51%	1.42%

Commercial Loan Information (period end)

Commercial Sector	Total	% of Total Loans	Average DSC	Average LTV

Natural Gas Extraction	$25,179	0.65%	3.68	64%
Natural Gas Distribution	23,711	0.61%	2.61	N/A
Masonry Contractors	23,017	0.59%	1.13	84%
Sheet Metal Work Manufacturing	23,491	0.60%	1.57	68%
Beer & Ale Merchant Wholesalers	26,766	0.69%	3.28	N/A
Gasoline Stations with Convenience Stores	53,556	1.38%	4.19	65%
Lessors of Residential Buildings & Dwellings	303,311	7.79%	1.89	66%
1-4 Family	114,768	2.95%	2.97	68%
Multi-Family	160,664	4.13%	1.84	66%
Lessors of Nonresidential Buildings	468,836	12.05%	1.70	65%
Office Buildings	44,926	1.15%	1.64	64%
Lessors of Mini-Warehouses & Self-Storage Units	44,510	1.15%	1.62	62%
Assisted Living Facilities	28,944	0.74%	1.38	57%
Hotels & Motels	335,086	8.61%	1.43	52%

	Average Balance	Median Balance
Commercial Loans	$453	$92
Commercial Real Estate Loans	498	119

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations, continued
(Unaudited) ($ in 000s, except per share data)

Estimated Uninsured Deposits by Deposit Type
	March 31, 2023	December 31, 2022
Noninterest-Bearing Demand Deposits	19%	20%

Interest-Bearing Deposits
Demand Deposits	8%	10%
Savings Deposits	11%	14%
Time Deposits	14%	13%
Total Deposits	13%	14%

Retail Deposits
Noninterest-Bearing	4%	5%
Interest-Bearing	11%	11%
Total Retail Deposits	9%	10%

Commercial Deposits
Noninterest-Bearing Deposits	31%	32%
Interest-Bearing Deposits	13%	16%
Total Commercial Deposits	23%	26%

The amounts listed above represent management's best estimate as of the respective period shown.

Average Deposits by Category	March 31, 2023	December 31, 2022
Retail Deposits
Noninterest-Bearing	$619,889	$637,368
Interest-Bearing	3,125,132	3,012,999
Total Average Retail Deposits	$3,745,021	$3,650,367

Commercial Deposits
Noninterest-Bearing Deposits	$800,787	$790,645
Interest-Bearing Deposits	388,749	466,419
Total Average Commercial Deposits	$1,189,536	$1,257,064

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations, continued
(Unaudited) ($ in 000s, except per share data)

Net Growth in DDA Accounts
Year	New DDA Accounts	Net Number of New Accounts	Percentage

2023 YTD*	8,467	1,644	0.7%
2022	28,442	4,544	1.9%
2021	32,800	8,860	3.8%
2020	30,360	6,740	3.0%
2019	32,040	3,717	1.7%
2018*	30,400	4,310	2.2%
2017	28,525	2,711	1.4%
2016	28,650	2,820	1.5%

* - amounts exclude accounts added in connection with the acquisitions of Poage Bankshares, Inc. (2018), Farmers Deposit Bancorp, Inc.(2018) and Citizens Commerce Bancshares, Inc. (2023).